Exhibit 10.48

February 7, 2014

Dear John,

I would like to take this opportunity to thank and recognize you for your performance contributions, determination, flexibility and teamwork, which have made a positive impact within the Spirit team.

Effective February 7th, 2014, your Executive Compensation will be adjusted as noted below:

Current Base Salary:                        $350,000
New Base Salary:                        $390,000

Current Short-Term Incentive Plan (STIP):            120%
New Short-Term Incentive Plan (STIP):            100%

Current Long-Term Incentive Plan (LTIP):            190%
New Long-Term Incentive Plan (LTIP):            N/A

Current Total Direct Compensation (TDC):            $1,435,000
Your new Total Direct Compensation (TDC):        $1,521,000

As you know, Spirit’s primary focus in 2014 is to stabilize and grow the business by improving quality and cost performance across business. That’s the way we drive value to our company and to ourselves.

Once again, thank you and congratulations. I look forward to strong performance and achieving our goals in 2014 and beyond.

Sincerely,

Larry Lawson,
President & Chief Executive Officer